EXHIBIT 12.1

February 15, 2019

Vortex Brands, Inc.

3511 Del Paso Road, Ste. 160, PMB 208,

Sacramento, CA 95835, United States

Re: Offering Statement on Form 1-A

Gentlemen:

We are acting as counsel to Vortex Brands, Inc., a Colorado corporation (the Company), in connection with the proposed sale by the Company of up to 1,000,000,000 (the Offered Shares) of its Common Stock, par value $0.0001 per share (the Stock) for a purchase price of $.005 per Offered Share by the Company pursuant to an offering (the Offering) to be qualified with the Securities and Exchange Commission on Form 1-A under Regulation A issued under the Securities Act of 1933, as amended, (the Act).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Form 1-A; (ii) the corporate and organizational documents of the Company, including the Articles of Incorporation of the Company, as amended to date; (iii) minutes and records of the proceedings of the Company with respect to the offer and sale of the Offered Shares, (iv) the Regulation A Offering Statement on Form 1-A (the Offering Statement) covering the sale of the Offered Shares, and (v) public records of the Colorado Secretary of State indicating the Company is active and in good standing.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

The sale of the Offered Shares has been duly authorized, and, when (i) the Offering Statement becomes qualified under the Act, and (ii) the Offered Shares have been issued and sold and the consideration therefor has been received therefore by the Company pursuant to the terms of the Offering Statement, the Offered Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws (including the statutory provisions and reported judicial decisions interpreting the foregoing).

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We do not find it necessary, for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities, or Blue Sky, laws of the various states to the issuance and sale of the Offered Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Offering Statement becomes qualified under the Act, and we assume no obligation to revise or supplement this opinion after the date of qualification should Statutes be changed by legislative action, judicial decision or otherwise after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Circular constituting a part of the Offering Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Yuri Kvichko

Yuri Kvichko

Counsel to Vortex Brands, Inc

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